Deloitte &
 Touche LLP
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                    250 East Fifth Street         Telephone: (513) 784-7100
                    P.O. Box 5340
                    Cincinnati, Ohio 45201-5340



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement relating to 70,000 shares of Common Stock of The Procter & Gamble Company on Form S-8 of our report dated September 30, 1996 appearing in this Transition Report on Form 11-K of the Procter & Gamble Company Subsidiaries Savings and Investment Plan for the transition period from January 1, 1996 through July 31, 1996.


/s/DELOITTE & TOUCHE LLP
Cincinnati, Ohio
October 11, 1996




















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Deloitte Touche
Tohmatsu
International
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